UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2011

Metropolitan Health Networks, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-32361	65-0635748
(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(305) 805-8500

(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward Looking Statements

Except for historical matters contained herein, statements made in this Current Report on Form 8-K are forward-looking statements within the meaning of, and are made pursuant to, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding Metropolitan’s expectations with respect to the results of the merger between Metropolitan Health Networks, Inc., a Florida corporation (“Metropolitan”), and Continucare Corporation, a Florida corporation (“Continucare”). Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue,” or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. In addition, statements regarding the prospects for our business and/or our industry as a whole are forward looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to integrate the acquired operations of Continucare and to realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the merger and any other acquisitions that we may undertake, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that Continucare fails to meet its expected financial and operating targets; (ii) the potential for diversion of management time and resources in seeking to integrate Continucare’s operations; (iii) the impact of our significantly increased levels of indebtedness on our funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets; (iv) our ability to operate pursuant to the terms of our debt obligations; (v) the calculations of the acquisition price in accordance with the methodologies of the provisions of the authoritative guidance for business combinations, the allocation of this acquisition price to the net assets acquired, and the effect of this allocation on future results, including our earnings per share, when calculated on a GAAP basis; (vi) our ability to meet our cost projections under various provider agreements with Humana; (vii) our failure to accurately estimate incurred but not reported medical benefits expense; (viii) pricing pressures exerted on us by managed care organizations and the level of payments we indirectly receive under governmental programs or from other payors; (ix) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts; (x) our still limited ability to predict the direct and indirect effects of the health care reform laws adopted in 2010; (xi) future legislation and changes in governmental regulations; and (xii) the impact of Medicare Risk Adjustments on payments we receive from Humana. We are also subject to the risks and uncertainties described in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Item 1.01.	Entry into a Material Definitive Agreement.

First Lien Credit Facility

On October 4, 2011, Metropolitan entered into a senior secured credit agreement (the “First Lien Credit Agreement”) by and among Metropolitan, as the borrower, the Guarantors (as defined below) from time to time party thereto, each lender from time to time party thereto (collectively, the “First Lien Lenders”), General Electric Capital Corporation, as a First Lien Lender, swingline lender and administrative agent, GE Capital Markets, Inc. and Suntrust Robinson Humphrey, Inc. as joint lead arrangers and joint bookrunners, SunTrust Bank, as syndication agent, and Fifth Third Bank, as documentation agent. The First Lien Credit Agreement provides for a $240 million senior secured first lien term loan facility (the “First Lien Term Loan Facility”) and a $40 million revolving credit facility (the “Revolving Loan Facility” and, together with the First Lien Term Loan Facility, the “First Lien Facilities). As of the closing of the Merger (as defined herein), Metropolitan had $240 million outstanding under the First Lien Term Loan Facility and nothing outstanding under the Revolving Loan Facility.

Subject to various terms and conditions, Metropolitan may from time to time, borrow and repay funds under the Revolving Loan Facility until the maturity date thereof, October 4, 2016. The Revolving Loan Facility includes subfacilities for up to $15 million of letters of credit and $5 million for same day, “swingline” borrowings.

Each of the First Lien Facilities is guaranteed jointly and severally by substantially all of Metropolitan’s existing and future subsidiaries (collectively, the “Guarantors”), and is secured by a first-priority security interest in substantially all of Metropolitan’s and the Guarantors’ existing and future assets (the “Collateral”).

Borrowings under the First Lien Facilities bear interest at a rate per annum equal, at Metropolitan’s option, to LIBOR plus 5.5% or the Base Rate plus 4.5% for term loans, and LIBOR plus 5% or the Base Rate plus 4% for revolving loans. The “LIBOR” rate is determined by reference to the London Interbank Offered Rate, subject to a minimum rate of 1.5%. The “Base Rate” is determined by reference to the highest of (1) the “Prime Rate” quoted by the Wall Street Journal, (2) the applicable federal funds rate plus 0.50% and (3) LIBOR, subject to a minimum rate of 1.5%. Upon the occurrence of certain events of default under the First Lien Credit Agreement, borrowings under the First Lien Facilities will automatically be subject to an additional 2% per annum interest charge, and upon the occurrence of certain other events of default, borrowings under the First Lien Facilities may be subject to an additional 2% per annum interest charge.

Borrowings under the First Lien Term Loan Facility are subject to amortization at the following rates: 5.0% the first year, 7.5% the second year, 10.0% the third year, and 12.5% on each of the fourth and fifth years. The balance of all borrowings under the First Lien Facility is due and payable at maturity, October 4, 2016.

Metropolitan may prepay the term loans or permanently reduce the revolver commitment under the First Lien Credit Facilities at any time without penalty. Metropolitan is also required to make prepayments (subject to certain basket amounts and exceptions) equal to:

•

commencing fiscal year 2012, 75% of excess cash flow (defined as cash flow less scheduled principal and interest payments, cash taxes, and any increase in working capital, plus any decrease in working capital) less any voluntary prepayments made during the applicable year, with a reduction to 50% based on achievement of a total leverage ratio (defined as the ratio of Metropolitan’s aggregate outstanding indebtedness to its adjusted earnings before equity based compensation, interest, taxes, depreciation and amortization) not exceeding 2.00x as of the last day of each year;

•

50% of the net proceeds from publicly offered equity issuances, with a reduction to 25% based on achievement of a senior leverage ratio (defined as the ratio of Metropolitan’s aggregate outstanding indebtedness under the First Lien Credit Agreement to its adjusted earnings before interest, taxes, depreciation and amortization) not exceeding 1.25x as of the last day of the last fiscal quarter for which financial statements were required to be delivered under the First Lien Credit Agreement; and

•

100% of the net proceeds from asset sales, debt issuances (other than to the extent permitted under the First Lien Credit Agreement) and extraordinary receipts (collectively, the “Mandatory Prepayments”).

The First Lien Credit Agreement includes customary restrictive covenants, subject to certain basket amounts and exceptions, including covenants limiting the ability of Metropolitan to incur or amend certain types of indebtedness and liens; merge with, make an investment in or acquire any property or assets of another company; make capital expenditures; pay cash dividends; repurchase shares of its outstanding stock; make loans; dispose of assets (including the equity securities of its subsidiaries) or prepay the principal on any subordinate indebtedness. Subject to certain terms and conditions, Metropolitan has the right to make up to $15 million of stock repurchases during the term of the Credit Facilities, generally not to exceed $5 million in any year, and make up to $100 million of acquisitions, generally not to exceed $50 million in any one year. The First Lien Credit Agreement also requires Metropolitan to maintain certain total leverage ratios (defined above), senior leverage ratios (defined above) and fixed charge coverage ratios (defined as the ratio of free cash flow to fixed charges (interest, scheduled principal payments, earnout, stock repurchases from officers, directors and employees)) during the term of the agreement, tested quarterly.

The First Lien Credit Agreement includes the following items, among a variety of customary items, as events of default: the termination of any agreement that generates greater than 20% of Metropolitan’s consolidated annual gross profit (unless replaced by a substantially similar agreement within thirty days), or the termination of any health care permits or any payment programs or reimbursement authorizations sponsored or maintained by any government payor, private insurer, or managed care plan, which could reasonably be expected to result in a material adverse effect.

The First Lien Credit Agreement also provides for an incremental term loan facility (the “Incremental Facility”), pursuant to which Metropolitan may request that the First Lien Lenders, and potentially other lenders, provide an additional $50 million of term loans and/or revolving loans (the “Incremental Term Loans”) on terms substantially consistent with those provided under the First Lien Facilities. Among other things, the utilization of the Incremental Facility is conditioned on Metropolitan’s ability to meet certain senior leverage ratios and a sufficient number of lenders expressing an interest in participating in the facility. Alternatively and subject to a variety of more stringent terms and conditions, Metropolitan may also request that the First Lien Lenders, and potentially other lenders, provide an additional $50 million of term loans on terms and conditions that are not substantially consistent with those provided under the First Lien Facilities.

Second Lien Credit Facility

On October 4, 2011, Metropolitan also entered into a senior secured credit agreement (the “Second Lien Credit Agreement”) by and among Metropolitan, as the Borrower, the Guarantors from time to time party thereto, each lender from time to time party thereto (the “Second Lien Lenders”), General Electric Capital Corporation, as a Second Lien Lender and as agent for all the Second Lien Lenders, GE Capital Markets, Inc. and Suntrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, SunTrust Bank, as syndication agent, and Fifth Third Bank, as documentation agent. The Second Lien Credit Agreement provides for a $75 million senior, secured second lien term loan facility guaranteed jointly and severally by the Guarantors and secured by a second-priority interest in the Collateral. As of the closing of the Merger, Metropolitan had $75 million outstanding under the Second Lien Credit Agreement.

Borrowings under the Second Lien Credit Agreement bear interest at a rate per annum equal to, at Metropolitan’s option, LIBOR plus 11.75% or the Base Rate plus 10.75%. Under the Second Lien Credit Agreement the minimum LIBOR rate is equal to 1.75%. Upon the occurrence of certain events of default under the Second Lien Credit Agreement, borrowings under the Second Lien Credit Agreement will automatically be subject to an additional 2% per annum interest charge, and upon the occurrence of certain other events of default, borrowings under the Second Lien Credit Agreement may be subject to an additional 2% per annum interest charge.

Borrowings under the Second Lien Credit Agreement are generally due and payable on the maturity date, October 4, 2017. Prior to the repayment of all borrowings under the First Lien Credit Agreement, Metropolitan may not make, and the Second Lien Lenders generally may not receive, any prepayments without the prior consent of the First Lien Lenders.

To the extent a prepayment of borrowings under the Second Lien Credit Agreement is permitted, the payment is subject to the following charges: 5.0% if the prepayment is made between May 4, 2013 and October 3, 2013, 3.0% if the prepayment is made between October 4, 2013 and October 3, 2014 and 2.0% if the prepayment is made between October 4, 2014 and October 3, 2015. For prepayments prior to May 4, 2013, Metropolitan will be required to pay the estimated, discounted net present value of any interest payments that would have been required to have been made on or before May 4, 2013 and that are avoided by Metropolitan as a result of the prepayment plus 5% of the principal amount prepaid.

After May 4, 2013 and provided all borrowings under the First Lien Credit Agreement have been repaid and the facility has been terminated, Metropolitan will, subject to certain baskets and exceptions, be required to make Mandatory Prepayments to the Second Lien Lenders on substantially the same terms and conditions as Mandatory Prepayments are required under the First Lien Credit Agreement. Mandatory prepayments as a result of asset sales or debt or equity issuances will be subject to the prepayment charges described in the preceding paragraph.

The Second Lien Credit Agreement contains substantially the same negative covenants and financial covenants (other than senior leverage ratio) as the First Lien Credit Agreement, except that the permitted baskets in the Second Lien Credit Agreement are generally higher than under the First Lien Credit Agreement and the financial covenant ratios are 10-15% looser than under the First Lien Credit Agreement.

The Second Lien Credit Agreement also contains substantially the same events of default as under the First Lien Credit Agreement, except that the thresholds included in the Second Lien Credit Agreement are generally higher than under the First Lien Credit Agreement. The Second Lien Credit Agreement includes a cross-acceleration provision (tied to any acceleration of the obligations under the First Lien Agreement) as well as a cross-default provision tied to the failure to make principal payments when due under the First Lien Credit Agreement.

The foregoing descriptions of the First Lien Credit Agreement and the Second Lien Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the First Lien Credit Agreement and the Second Lien Credit Agreement, which are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, under the heading “Item 1A. RISK FACTORS - Risks Related to the Combined Company if the Merger is Completed”, specifically identifies risks Metropolitan will face or continue to face after the Merger (as defined below) has been concluded, including risks associated with Metropolitan’s new credit facilities.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 4, 2011, CAB Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Metropolitan (“Merger Sub”), merged with and into Continucare, with Continucare continuing as the surviving corporation (the “Merger”). As a result of the merger, Continucare became a wholly-owned subsidiary of Metropolitan.

As of the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.0001 per share, of Continucare, other than any shares owned by Continucare or Metropolitan or any of their respective wholly owned subsidiaries, was converted into the right to receive $6.25 in cash, without interest, and 0.0414 of a share of common stock, par value $0.001 per share, of Metropolitan. In addition, each issued and outstanding option to purchase Continucare common stock became fully vested and was cancelled in exchange for the right to receive an amount of cash equal to $6.45 less the per share exercise price of the option, subject to withholding taxes. Metropolitan paid an aggregate of $403 million in cash and issued an aggregate of 2.5 million shares of its common stock to Continucare’s stockholders and option holders in consideration for their shares of Continucare common stock and options to purchase shares of Continucare common stock. Metropolitan used a combination of its and Continucare’s existing cash resources, together with an aggregate of $315 million of borrowings under the First Lien Credit Agreement and the Second Lien Credit Agreement, to pay the cash merger consideration payable to the shareholders and option holders of Continucare upon the closing of the Merger. Metropolitan expects that the transaction will be accretive to earnings per share in 2012. Immediately after the Effective Time, the former shareholders and option holders of Continucare owned an aggregate of approximately 5.8% of Metropolitan’s outstanding common stock.

The issuance of shares of Metropolitan common stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-175433), filed with the SEC on July 11, 2011, amended by Amendment No. 1 thereto field with the SEC on July 21, 2011, and declared effective on July 22, 2011 (the “Form S-4”). The prospectus (the “Prospectus”) included in the Form S-4 contains additional information about the Merger and the related transactions. Additional information about the Merger is also contained in Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by Metropolitan and incorporated by reference into the Prospectus.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, dated as of June 26, 2011, by and among Metropolitan, Merger Sub and Continucare, a copy of which was filed as Exhibit 10.1 to Metropolitan’s Current Report on Form 8-K filed on June 27, 2011 and is incorporated herein by reference.

In addition to the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, under the heading “Item 1A. RISK FACTORS - Risks Related to the Combined Company if the Merger is Completed”, specifically identifies certain risks Metropolitan will face or continue to face after the Merger has been concluded.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the First Lien Credit Agreement and the Second Lien Credit Agreement is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 4, 2011, upon the Closing of the Merger, Metropolitan granted 12,000 shares of restricted stock (the “Restricted Stock Awards”) to each of: (i) Michael M. Earley, Chairman and Chief Executive Officer of Metropolitan; Dr. Jose A. Guethon, Chief Operating Officer and President of Metropolitan, Robert J. Sabo, Chief Financial Officer of Metropolitan; Roberto L. Palenzuela, General Counsel and Secretary of Metropolitan; and Albert Palombo, Senior Vice President, Corporate Communications of Metropolitan; and (ii) Gemma Rosello, the newly appointed President of Continucare, and Luis H. Izquierdo, the newly appointed Chief Marketing Officer of Metropolitan. The Restricted Stock Awards were granted in recognition of the individual and collective contributions of such executives to the successful completion of the Merger, and as an additional incentive for such officers to successfully integrate the businesses of Metropolitan and Continucare following the Merger.

The shares of Restricted Stock will be issued pursuant to Metropolitan’s Omnibus Equity Compensation Plan and will vest in four equal annual installments beginning on October 4, 2012. Each Restricted Stock Award will be evidenced by Metropolitan’s standard form of Restricted Stock Award Agreement.

Item 8.01.	Other Information.

On October 4, 2011, Metropolitan issued a press release announcing the consummation of the Merger. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, Metropolitan intends to file all financial statements required by this item by an amendment to this Current Report on Form 8-K to be filed within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, Metropolitan intends to file all pro forma financial information required by this item by an amendment to this Current Report on Form 8-K to be filed within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits

Pursuant to the rules and regulations of the SEC, Metropolitan has filed certain agreements as exhibits to this Current Report of Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such party or parties, (ii) were made as of the date of such agreement or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in such company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Metropolitan’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit 10.1	Senior Secured Credit Agreement, dated October 4, 2011, by and among Metropolitan Health Networks, Inc., as the borrower, the subsidiary guarantors from time to time party thereto, each lender from time to time party thereto, General Electric Capital Corporation, as a lender, swingline lender and administrative agent, GE Capital Markets, Inc. and Suntrust Robinson Humphrey, Inc. as joint lead arrangers and joint bookrunners, SunTrust Bank, as syndication agent, and Fifth Third Bank, as documentation agent.

Exhibit 10.2	Second Lien Senior Secured Credit Agreement, dated October 4, 2011, by and among Metropolitan Health Networks, Inc., as the borrower, the subsidiary guarantors from time to time party thereto, each lender from time to time party thereto, General Electric Capital Corporation, as a lender and as agent for all the lenders, GE Capital Markets, Inc. and Suntrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, SunTrust Bank, as syndication agent, and Fifth Third Bank, as documentation agent.

Exhibit 99.1	Press release dated October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

/s/ ROBERTO L. PALENZUELA
Name:	Roberto L. Palenzuela
Title:	General Counsel

Dated: October 6, 2011

EXHIBIT INDEX

Exhibit 10.1	Senior Secured Credit Agreement, dated October 4, 2011, by and among Metropolitan Health Networks, Inc., as the borrower, the subsidiary guarantors from time to time party thereto, each lender from time to time party thereto, General Electric Capital Corporation, as a lender, swingline lender and administrative agent, GE Capital Markets, Inc. and Suntrust Robinson Humphrey, Inc. as joint lead arrangers and joint bookrunners, SunTrust Bank, as syndication agent, and Fifth Third Bank, as documentation agent.

Exhibit 10.2	Second Lien Senior Secured Credit Agreement, dated October 4, 2011, by and among Metropolitan Health Networks, Inc., as the borrower, the subsidiary guarantors from time to time party thereto, each lender from time to time party thereto, General Electric Capital Corporation, as a lender and as agent for all the lenders, GE Capital Markets, Inc. and Suntrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, SunTrust Bank, as syndication agent, and Fifth Third Bank, as documentation agent.

Exhibit 99.1	Press release dated October 4, 2011.